                                                                            10.5


                          WARRANT PURCHASE AGREEMENT

     WARRANT PURCHASE AGREEMENT (the "Agreement") made as of March 29, 1996, by and among PRECISE HOLDING CORPORATION, a Delaware corporation (the "Company"), RICE PARTNERS II, L.P., a Delaware limited partnership ("Rice"), JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY, a Massachusetts mutual life insurance company ("John Hancock"), DELAWARE STATE EMPLOYEES' RETIREMENT FUND, a Delaware corporation ("Delaware"), DECLARATION OF TRUST FOR DEFINED BENEFIT PLANS OF ZENECA HOLDINGS INC., a Delaware corporation ("Zeneca"), and DECLARATION OF TRUST FOR DEFINED BENEFIT PLANS OF ICI AMERICAN HOLDINGS INC., a Delaware corporation ("ICI") (Delaware, Zeneca, and ICI are collectively referred to herein as "Pecks").

                             W I T N E S S E T H:

     WHEREAS, the Company owns beneficially and of record all of the issued and outstanding common stock of Precise Technology, Inc., a Delaware corporation ("Precise");

     WHEREAS, Precise, Rice and John Hancock have entered into a Note Purchase Agreement (the "Note Agreement") dated of even date with this Agreement;

     WHEREAS, the Company, Precise and Pecks have entered into a Securities Purchase Agreement (the "Pecks Securities Purchase Agreement") dated of even date with this Agreement;

     WHEREAS, the Company, the Shareholder and Rice, John Hancock and Pecks (individually and collectively, the "Purchaser") have entered into a Shareholder Agreement (the "Shareholder Agreement") dated of even date with this Agreement;

     WHEREAS, the Company is issuing the Warrants to Rice and John Hancock to induce them to (i) enter into the Note Agreement and (ii) lend Precise $20,000,000 in the aggregate in exchange for the sale by Precise of Senior Subordinated Notes (as defined in the Note Agreement);

     WHEREAS, the Company is issuing the Warrants to Pecks in consideration of and pursuant to the terms of the Pecks Securities Purchase Agreement; and

     WHEREAS, Rice and John Hancock are willing to enter into and consummate the transactions contemplated by the Note Agreement, and Pecks is willing to enter into and consummate the transactions contemplated by the Pecks Securities Purchase Agreement, only if, among other things, (i) the Company enters into, and performs under, this Agreement, and (ii) the Company and the Shareholder enter into, and perform under, the Shareholder Agreement.

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Company, intending to be legally bound, agree as follows:


                                    Article I
                                   Definitions

     As used in this Agreement, the following terms have the following respective meanings:

     Actual Consideration. The aggregate consideration received by the Company in respect of an Actual Issuance of Common Stock.

     Actual Issuance of Common Stock or Actual Issuance. An issuance by the Company of any shares of Common Stock other than pursuant to the Exercise of a Right or a Convertible.

     Act. The Securities Act of 1933 located at 15 U.S.C. 77a et seq.

     Adjustment Public Offering. Each primary public offering of shares of any class of Capital Stock pursuant to a registration statement filed with the Commission.

     Affiliate. With respect to any Person, a Person that, directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term "control" as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

     Aggregate Consideration. The Actual Consideration received by the Company in respect of an Actual Issuance of Common Stock or the Deemed Consideration received and/or deemed received by the Company in respect of a Deemed Issuance of Common Stock.

     Agreement. This term is defined in the preamble.

     Appraised Value. The value determined in accordance with the following procedures. For a period of 30 days after the date of a Valuation Event (the "Negotiation Period"), each party to this Agreement agrees to negotiate in good faith with each other party to reach agreement upon the Appraised Value of the securities or property at issue, as of the date of the Valuation Event, which will be the fair market value of such securities or property, without premium for control or discount for minority interests, illiquidity, or restrictions on transfer. In the event that the parties are unable to agree upon the Appraised Value of such securities or other property by the end of the Negotiation Period, then the Appraised Value of such securities or property will be determined for purposes of this Agreement by a recognized appraisal or investment banking firm mutually agreeable to the Holders and the Company (the "Appraiser"). If the Holders and the Company cannot agree on an Appraiser within fifteen (15) days after the end of the

     Negotiation Period, the Company, on the one hand, and the Holders, on the other hand, shall each select an Appraiser within twenty-one (21) days after the end of the Negotiation Period and those two Appraisers shall select within twenty-five (25) days after the end of the Negotiation Period an independent Appraiser to determine the fair market value of such securities or property, without premium for control or discount for minority interests. Such independent Appraiser shall be directed to determine fair market value of such securities or property as soon as practicable, but in no event later than thirty (30) days from the date of its selection. The determination by an Appraiser of the fair market value will be conclusive and binding on all parties to this Agreement. Appraised Value of each share of Common Stock at a time when (i) the Company is not a reporting company under the Exchange Act and (ii) the Common Stock is not traded in the organized securities markets, will, in all cases, be calculated by determining the Appraised Value of the entire Company taken as a whole (after deducting any liquidation distributions payable with respect to the Hamilton Preferred Stock) and dividing that value by the sum of (x) the number of shares of Common Stock then outstanding plus (y) the number of shares of Common Stock Equivalents, without premium for control or discount for minority interests, illiquidity, or restrictions on transfer. The costs of the Appraiser will be borne by the Company. In no event will the Appraised Value of the Common Stock or Other Securities be less than the per share consideration received or receivable with respect to the Common Stock or securities or property of the same class as the Other Securities, as the case may be, in connection with a pending transaction involving a sale, merger, recapitalization, reorganization, consolidation, or share exchange, dissolution of the Company, sale or transfer of all or a majority of its assets or revenue or income generating capacity, or similar transaction. The prevailing market prices for any security or property will not be dispositive of the Appraised Value thereof.

     Appraiser. This term is defined in the definition of Appraised Value.

     Average Market Value. The average of the Closing Prices for the security in question for the thirty (30) trading days immediately preceding the date of determination.

     Board Dividend Adjustment Event. The failure of Precise to declare or pay when due any two (2) quarterly dividend payments on the Pecks Preferred Stock (whether consecutive or not), but only so long as such dividend payments remain unpaid.


     Board Non-Payment Adjustment Event. The (a) occurrence and continuance of an "Event of Default", as defined under any instrument evidencing any Indebtedness of Precise having an outstanding principal amount in excess of $2,500,000 or (b) occurrence and continuance of a failure by Precise to maintain, at any time, Consolidated Net Worth (as defined in Precise's Certificate of Designation for its Series A Cumulative Exchangeable Preferred Stock, as in effect on the date hereof) in an amount equal to the sum of (i) $700,000 plus (ii) ten percent (10%) of Precise's Consolidated Net Income (as defined in Precise's Certificate of Designation for its Series A Cumulative Exchangeable Preferred Stock, as in effect on the date hereof), if positive, for each fiscal year of Precise commencing with the fiscal year ending December 31, 1997.

     Book Value. With respect to shares of Common Stock, an amount equal to the quotient determined by dividing (a) the sum of (x) the total consolidated assets of the Company shown on the consolidated balance sheet of the Company as of the last day of the month preceding the date of the Valuation Event in question minus (y) the (i) total consolidated liabilities of the Company as shown on the consolidated balance sheet of the Company as of the last day of the month preceding the date of the Valuation Event and (ii) any liquidation distributions payable with respect to the Hamilton Preferred Stock by (b) the aggregate number of shares of Common Stock and Common Stock Equivalents as of the date of the Valuation Event. For the purposes of this Agreement, the Book Value of the shares of Common Stock will be determined by the independent certified public accountants then retained by the Company as described in Section 4.06.

     Business Day. Each day of the week except Saturdays, Sundays, and days on which banking institutions are authorized by law to close in the States of New York, North Carolina or Pennsylvania.

     Buyer. This term is defined in Section 6.02(a)(ii) of the Shareholder Agreement.

     Call Option. This term is defined in Section 5.01 of the Shareholder Agreement.

     Call Option Closing. This term is defined in Section 5.04 of the Shareholder Agreement.

     Call Option Period. This term is defined in Section 5.01 of the Shareholder Agreement.

     Capital Stock. As to any Person, its common stock and any other capital stock of such Person authorized from time to time, and any other shares, options, interests, participations, or other equivalents (however designated) of or in such Person, whether voting or nonvoting, including, without limitation, common stock, options, warrants, preferred stock, phantom stock, stock appreciation rights, convertible notes or debentures, stock purchase rights, and all agreements, instruments, documents, and securities convertible, exercisable, or exchangeable, in whole or in part, into any one or more of the foregoing.

     Closing Date. March 29, 1996.

     Closing Price.

          (a) If the primary market for the security in question is a national securities exchange registered under the Exchange Act, the National Association of Securities Dealers Automated Quotation System -- National Market System, or other market or quotation system in which last sale transactions are reported on a contemporaneous basis, the last reported sales price, regular way, of such security for such day, or, if there has not been a sale on such trading day, the highest closing or last bid quotation therefor on such trading day (excluding, in any case, any price that is not the result of bona fide arm's length trading); or

          (b) If the primary market for such security is not an exchange or quotation system in which last sale transactions are contemporaneously reported, the highest closing or last bona fide bid or asked quotation by disinterested Persons in the over-the-counter market on such trading day as reported by the National Association of Securities Dealers through its Automated Quotation System or its successor or such other generally accepted source of publicly reported bid quotations as the Holders designate from time to time.

     Common Stock. The common stock, no par value, of the Company.

     Common Stock Equivalent. Any option, warrant, right, or similar security exercisable into, exchangeable for, or convertible to Common Stock.

     Commission. The Securities and Exchange Commission and any successor federal agency having similar powers.

     Company. Precise Holding Corporation and any successor or assign.

     Consideration Per Share. With respect to any Issuance, shall mean an amount equal to (x) the Actual Consideration with respect to any Actual Issuance of Common Stock divided by the number of shares of Common Stock issued, or
     (y) the Deemed Consideration with respect to any Deemed Issuance of Common Stock divided by the Shares Deemed Issued as a result of such Deemed Issuance.

     Convertible. Any stock (other than Non-Voting Stock), note or other security or instrument convertible into or exchangeable for Common Stock, a Right or another Convertible without the payment of any consideration, whether or not the right of conversion or exchange is presently exercisable and whether or not the right of conversion or exchange expires or terminates on any specific date in the future.

     Current Market Price. (Per share of Common Stock at any date) the average of the daily market prices over a period of twenty (20) consecutive business days before such date. The market price for each such business day shall be the last sale price on such day on the principal securities exchange on which the Common Stock is then listed or admitted to trading, or, if no sale takes place on such day on any such exchange, the average of the closing bid and asked prices on such day as officially quoted on any such exchange, or if the Common Stock is not then listed or admitted on any stock exchange, the market price for each such business day shall be the last sale price on such day, or, if no sale takes place on such day, the average of the closing bid and asked prices on such day in the over-the-counter market, in either case as reported through NASDAQ, or, if such prices are not at the time so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Company. If and so long as there shall be no exchange or over-the-counter market for the Common Stock during the 20-day period prior to the date on which Current Market Price is to be determined, the Current Market Price shall be deemed to be the Fair Market Value of the Common Stock; provided, however, that in case the Company makes an underwritten public offering of shares of Common Stock, for purposes of the adjustment, if any, pursuant to Section 2.08 hereof, the Current Market Price with respect to such shares shall be deemed to be the price to the public shown in the final prospectus used in connection with such public offering.

     Current Warrant Price. (Per share of Common Stock at any date) the price at which one share of Common Stock may be purchased hereunder at any time; initially $.01; provided, however, that the Current Warrant Price shall not at any time exceed an amount equal to the result of dividing (i) $100 by
     (ii) the original aggregate number of Shares Purchasable upon an exercise of all of the Warrants (1715) adjusted in a manner reflecting all adjustments to Shares Purchasable pursuant to Section 2.08 hereof from the Closing Date through and including such time (which would be the aggregate number of Shares Purchasable at such time upon the exercise of all of the Warrants originally issued if no Warrants had been exercised or repurchased by the Company at or prior to such time).

     Deemed Consideration. The aggregate consideration received and deemed to be received by the Company in respect of a Deemed Issuance of Common Stock, determined by adding (x) the aggregate amount, if any, received or receivable by the Company as consideration in respect of the Issuance of Rights or Convertibles constituting such Deemed Issuance of Common Stock and (y) the minimum aggregate amount of additional consideration, if any, payable to the Company upon the Full Exercise of all Rights or Convertibles necessary in order to obtain the Shares Deemed Issued in such Deemed Issuance of Common Stock.


     Deemed Issuance of Common Stock or Deemed Issuance. An issuance by the Company of a Right or a Convertible.

     Exchange Act. The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     Exercise. The (x) purchase of or subscription for Common Stock, a Convertible and/or another Right pursuant to the terms of a Right or (y) the conversion or exchange of a Convertible for Common Stock, a Right and/or another Convertible pursuant to the terms of a Convertible.

     Exercise Price. The price per share specified in Section 2.03 as adjusted from time to time pursuant to the provisions of this Agreement.

     Fair Market Value.

          (a) As to securities regularly traded in the organized securities markets, the Average Market Value; and

          (b) As to all securities (including, without limitation, the Issuable Warrant Shares) not regularly traded in the securities markets and other property, the fair market value of such securities or property as determined in good faith by the board of directors of the Company at the time it authorizes the transaction (a "Valuation Event") requiring a determination of Fair Market Value under this Agreement; provided, however, that, at the election of the Holders, the Fair Market Value of such securities and other property will be the Appraised Value.

     Full Exercise. The Exercise of each Right or Convertible received in a Deemed Issuance of Common Stock and the Exercise of any Rights or Convertibles purchased or received upon such Exercise so that the maximum number of shares of Common Stock which may ultimately be obtained as a result of such Deemed Issuance of Common Stock are issued.

     Fully Diluted Basis. As of any date, with respect to calculations involving the Common Stock of the Company (or an individual class or series thereof), making the assumption that all securities of the Company then outstanding which are convertible into such Common Stock (or shares of such class or series, as the case may be) were converted on such date and that all outstanding options, warrants and similar rights to acquire shares of Common Stock of the Company (or shares of such class or series) were exercised on such date.

     Hamilton. Hamilton Holdings Ltd. Corporation, a Texas corporation.

     Hamilton Preferred Stock. The three hundred thirty-one and forty-six one hundredths (331.46) shares of 9.5% Preferred Stock, $10,000 per share stated value, of the Company beneficially owned by Hamilton on the Closing Date.


     Holders. The Purchaser, and all Persons holding Registrable Securities, except that neither the Company nor any Shareholder (other than Pecks with respect to its Registrable Securities) nor any Affiliate of the Company or any Shareholder will at any time be a Holder. Unless otherwise provided in this Agreement, in each instance that the Holders are required to request or consent to an action, the Holders will be deemed to have requested or consented to such action if (a) so long as all of the Initial Holders are Holders, the Holders of seventy percent (70%) or more of the Registrable Securities so request or consent and (b) so long as two (2) or more (but less than all) of the Initial Holders are Holders, the Holders of sixty-six and two-thirds percent (66 2/3%) or more of the Registrable Securities so request or consent. ln the event that only one (1) or none of the Initial Holders is a Holder, in each instance that the Holders are required to request or consent to an action, the Holders will be deemed to have requested or consented to such action if the Holders of a majority-in-interest of the Registrable Securities so request or consent.

     Inactive Subsidiary. Any Subsidiary that has less than $10,000 in assets and that is not engaged in any activities relating to the business of the Company or Precise.

     Included in such Deemed Issuance of Common Stock or Included in such Deemed Issuance. With respect to any Right or Convertible, shall mean that the Exercise of such Right or Convertible is required to be taken account of in determining the Shares Deemed Issued in a Deemed Issuance of Common Stock (for example, in the case of a Deemed Issuance which consists of the issuance of a Convertible which may be exchanged for a Right which may, in turn, be exercised for Common Stock, the issuance of the Convertible is a Deemed Issuance of Common Stock and the Exercise of the Convertible and the Right are Included in such Deemed Issuance).

     Indebtedness. This term is defined in Section 11.1 of the Note Agreement.

     Indemnified Party. This term is defined in Section 6.01 hereof and in
     Section 11.01 of the Shareholder Agreement.

     Initial Holders. Rice, John Hancock, Pecks and any Affiliate of Rice, John Hancock or Pecks to which any of the Warrants or any part of or interest in the Warrants is assigned.

     Initial Public Offering. The first firm commitment underwritten public offering of Common Stock to not less than 200 members of the general public (none of which shall be an Affiliate of another) under the Securities Act completed by the Company and resulting in proceeds (before underwriting discounts and commissions) to the Company of at least $25,000,000.

     Intellectual Property. This term is defined in Section 3.01(g).


     Issuable Warrant Shares. Shares of Common Stock or Other Securities issuable on exercise of the Warrants.

     Issuance of Common Stock or Issuance. An Actual Issuance of Common Stock or a Deemed Issuance of Common Stock.

     Issued Warrant Shares. Shares of Common Stock or Other Securities issued on exercise of the Warrants.

     Material Adverse Effect. (a) A material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or (b) the material impairment of the ability of any party to perform its obligations under this Agreement or the Shareholder Agreement or (c) the impairment of the validity of this Agreement or the Shareholder Agreement. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

     Negotiation Period. This term is defined in the definition of Appraised Value.

     New Securities. Any Capital Stock other than (a) the Warrant Shares, (b) Permitted Stock and (c) Capital Stock issued in an Adjustment Public Offering.

     Note Agreement. This term is defined in the preamble and includes the Note Purchase Agreement of even date with this Agreement by and among Precise, Rice and John Hancock and all documents evidencing Indebtedness thereunder or otherwise related to the Note Agreement as the same may be amended from time to time, and any refinancing, refunding, or replacements of the Indebtedness under the Note Agreement.

     Notice of Acceptance. This term is defined in Section 2.07.2(c) hereof.

     Notice of Intent. This term is defined in Section 2.07.2(a) hereof.

     Notice of Sale. This term is defined in Section 6.02(a) of the Shareholder Agreement.

     Offer Notice. This term is defined in Section 2.07.2(b) hereof.

     Offer Price. This term is defined in Section 2.07.2(b) hereof.

     Offered Securities. This term is defined in Section 2.07.2(a) hereof.

     Other Convertible Conversion Rate. This term is defined in Section

     2.08.2(b)(ii) hereof.

     Other Securities. Any stock (other than Common Stock) and any other securities of the Company or any other person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of Warrants in lieu of or in addition to Warrant Shares, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock (or Other Securities) pursuant to Section 2.08 or otherwise.

     Pecks Preferred Stock. This term is defined in Section 11.1 of the Note Agreement.

     Pecks Common Stock. The two hundred fifty (250) shares of Common Stock issued to Pecks on the Closing Date pursuant to the terms of the Pecks Securities Purchase Agreement.

     Pecks Securities Purchase Agreement. This term is defined in the preamble.

     Permitted Stock. This term means (a) Common Stock or options or warrants to acquire Common Stock, constituting, in the aggregate, five percent (5%) or less of the outstanding Common Stock, issued or reserved for issuance to present and future key management of Precise pursuant to a management incentive program and (b) the Hamilton Preferred Stock. In no event will the number of shares of Permitted Stock (with respect to clause (a) above) issued or reserved for issuance, in the aggregate, exceed the lesser of the number of shares constituting five percent (5%) of the outstanding Common Stock on (a) the date of this Agreement or (b) the date issued.

     Person. This term will be interpreted broadly to include any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, company, institution, entity, party, or government (whether national, federal, state, county, city, municipal, or otherwise, including, without limitation, any instrumentality, division, agency, body, or department of any of the foregoing).

     Public Sale. Any sale of Capital Stock pursuant to an offering pursuant to the Act.

     Pull Along Sale. This term is defined in Section 6.04 of the Shareholder Agreement.

     Pull Along Sale Date. This term is defined in Section 6.04 of the Shareholder Agreement.

     Pull Along Sale Notice. This term is defined in Section 6.04 of the Shareholder Agreement.

     Purchaser. This term is defined in the preamble.


     Put Option. This term is defined in Section 4.01 of the Shareholder Agreement.

     Put Option Closing. This term is defined in Section 4.05 of the Shareholder Agreement.

     Put Option Period. This term is defined in Section 4.01 of the Shareholder Agreement.

     Put Price. This term is defined in Section 4.02 of the Shareholder
     Agreement.

     Put Shares. The Warrant Shares plus any other shares of Capital Stock owned from time to time by a Holder (other than the Pecks Common Stock).

     "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

     Registrable Securities. (a) the Issuable Warrant Shares, (b) the Issued Warrant Shares and (c) the Pecks Common Stock that have not been previously sold to the public.

     Related Party. A Subsidiary of a Selling Shareholder or one or more Related Parties; any Affiliate of the Shareholders a party to this Agreement on the Closing Date; and any member of the immediate family of any such Person.

     Right. Any right to purchase or subscribe for, or any option, warrant or other security or instrument (other than a Convertible) conferring on the holder thereof a right to purchase or subscribe for, Common Stock, another Right or a Convertible, in one transaction or in a series of transactions, whether or not such right is presently exercisable and whether or not such right expires or terminates on any specific date in the future.

     Securities Act. The Securities Act of 1933, as amended, and the rules and regulations thereunder.

     Senior Lender. This term is defined in Section 11.1 of the Note Agreement.

     Senior Loan Documents. This term is defined in Section 11.1 of the Note Agreement.

     Senior Subordinated Obligations. This term is defined in Section 11.1 of the Note Agreement.

     Senior Subordination Agreement. This term is defined in Section 11.1 of the Note Agreement.


     Shareholder. This term is defined in the preamble of the Shareholder Agreement.

     Shareholder Agreement. This term is defined in the preamble and includes the Shareholder Agreement dated as of the Closing Date between the Company, the Purchaser and the Shareholder in substantially the form attached to this Agreement as Annex A and incorporated in this Agreement by reference.

     Shares Deemed Issued. With respect to a Deemed Issuance of Common Stock, the maximum aggregate number of shares of Common Stock issuable upon the Full Exercise of the Rights or Convertibles the issuance of which constitutes such Deemed Issuance of Common Stock.

     Shares of Common Stock Deemed Outstanding and Shares Deemed Outstanding. At any time, the sum of (x) the number of shares of Common Stock actually issued and outstanding at such time and (y) the aggregate number of Shares Deemed Issued in all Deemed Issuances of Common Stock effected between the Closing Date and such time.

     Shares Purchasable. This term is defined in Section 2.08.

     Subsidiary. Each Person of which or in which the Company or its other Subsidiaries own directly or indirectly fifty-one percent (51%) or more of
     (i) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors or equivalent body of such Person, if it is a corporation or similar person; (ii) the capital interest or profits interest of such Person, if it is a partnership, joint venture, or similar entity; or (iii) the beneficial interest of such Person, if it is a trust, association, or other unincorporated organization.

     Third Party. This term is defined in Section 2.07.2(a) hereof.

     Transfer. This term is defined in Section 2.07.2(a) hereof.

     Transfer Closing Date. This term is defined in Section 2.07.2(c) hereof.

     Valuation Event. This term is defined in the definition of Fair Market
     Value.

     Voting Stock. With respect to a corporation, the stock of such corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect members of the board of directors (or other governing body) of such corporation.

     Warrant Agreement. This term is defined in the preamble to the Shareholder Agreement and includes this Agreement and all documents related to this Agreement as this Agreement may be amended from time to time.


     Warrants. The Warrants referred to in Section 2.01, dated as of the Closing Date, issued to Initial Holders, and all Warrants issued upon the transfer or division of, or in substitution for, such Warrants.

     Warrant Shares. The Issued Warrant Shares and the Issuable Warrant Shares.

                                   Article II
                                  The Warrants

     2.01 The Warrants. On the Closing Date, Rice and John Hancock severally agree to purchase from the Company at the purchase price set forth beneath their respective names on the signature page of this Agreement, and the Company agrees to issue to Rice and John Hancock, one or more Warrants in substantially the form attached to this Agreement as Annex B and incorporated in this Agreement by reference to purchase the aggregate number of shares of Common Stock set forth beneath their respective names on the signature page of this Agreement, all in accordance with the terms and conditions of this Agreement. On the Closing Date, Pecks agrees to purchase from the Company at the purchase price set forth in the Pecks Securities Purchase Agreement, and the Company agrees to issue to Pecks, one or more Warrants in substantially the form attached to this Agreement as Annex B and incorporated in this Agreement by reference to purchase the aggregate number of shares of Common Stock set forth beneath its name on the signature page of this Agreement, all in accordance with the terms and conditions of this Agreement and the Pecks Securities Purchase Agreement.

     2.02 Legend. The Company will deliver to each Purchaser on the Closing Date one or more certificates representing the Warrant purchased by such Purchaser in such denominations as such Purchaser requests. Such certificates will be issued in each of the Purchasers' respective names or in the name or names of their respective designee or designees, as the case may be. It is understood and agreed that the certificates evidencing the Warrants will bear the following legend:


     "THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH THE DISTRIBUTION HEREOF. THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (A) REGISTRATION UNDER OR EXEMPTION FROM THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS, AND (B) UNDER CERTAIN CIRCUMSTANCES, IF REQUESTED BY PRECISE HOLDING CORPORATION (THE "COMPANY"), AN OPINION OF COUNSEL, WHICH COUNSEL SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY, TO THE EFFECT THAT SUCH TRANSFER DOES NOT VIOLATE THE ACT OR ANY APPLICABLE STATE SECURITIES LAWS."

     "THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE TERMS AND PROVISIONS (INCLUDING TRANSFER RESTRICTIONS) OF A WARRANT PURCHASE AGREEMENT, DATED AS OF MARCH 29, 1996, BY AND AMONG THE COMPANY

     AND RICE PARTNERS II L.P., JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY, DELAWARE STATE EMPLOYEES' RETIREMENT FUND, DECLARATION OF TRUST FOR DEFINED BENEFIT PLANS OF ZENECA HOLDINGS INC. AND DECLARATION OF TRUST FOR DEFINED BENEFIT PLANS OF ICI AMERICAN HOLDINGS INC. (COLLECTIVELY, THE "PURCHASER") AND A SHAREHOLDER AGREEMENT, DATED AS OF MARCH 29, 1996, BY AND AMONG THE COMPANY, THE PURCHASER AND THE OTHER PARTIES LISTED ON THE SIGNATURE PAGES THERETO (AS SUCH AGREEMENTS MAY BE SUPPLEMENTED, MODIFIED, AMENDED, OR RESTATED FROM TIME TO TIME, THE "AGREEMENTS"). COPIES OF THE AGREEMENTS ARE AVAILABLE AT THE EXECUTIVE OFFICES OF THE COMPANY."

     2.03 Exercise Price. The Exercise Price per share will be $.01 for each share of Common Stock covered by the Warrants; provided, however, that in no event will the aggregate Exercise Price for all of the shares of Common Stock covered by all Warrants exceed $100.00, whether as a result of any change in the par value of the Common Stock or Other Securities, as a result of any change in the number of shares purchasable as provided in this Article II, or otherwise; provided, further, that such limitation of the aggregate Exercise Price will have no effect whatsoever upon the amount or number of Warrant Shares for which the Warrants may be exercised.

     2.04 Exercise.

          (a) Each of the Warrants may be exercised at any time or from time to time on or after the Closing Date until the tenth (10th) anniversary of the date of this Agreement, on any day that is a Business Day, for all or any part of the number of Issuable Warrant Shares purchasable upon its exercise. In order to exercise any Warrant, in whole or in part, the Holder will deliver to the Company at the address designated by the Company pursuant to Section 6.06, (i) a written notice of such Holder's election to exercise its Warrant, which notice will specify the number of Issuable Warrant Shares to be purchased pursuant to such exercise, (ii) payment of the Exercise Price, in an amount equal to the aggregate purchase price for all Issuable Warrant Shares to be purchased pursuant to such exercise, and
     (iii) the Warrant. Such notice will be substantially in the form of the Subscription Form appearing at the end of the Warrants. Upon receipt of such notice, the Company will, as promptly as practicable, and in any event within three (3) Business Days, execute, or cause to be executed, and deliver to such Holder a certificate or certificates representing the aggregate number of full shares of Common Stock and Other Securities issuable upon such exercise, as provided in this Agreement. The stock certificate or certificates so delivered will be in such denominations as may be specified in such notice and will be registered in the name of such Holder, or such other name as designated in such notice. A Warrant will be deemed to have been exercised, such certificate or certificates will be deemed to have been issued, and such Holder or any other Person so designated or named in such notice will be deemed to have become a holder of record of such shares for all purposes, as of the date that such notice, together with payment of the Exercise Price and the Warrant, is received by the Company. If the Warrant has been exercised in part, the Company will, at the time of delivery of such certificate of certificates, deliver to such Holder a new Warrant evidencing the rights of such Holder to purchase a number of Issuable Warrant Shares with respect to which the Warrant has not been exercised, which new Warrant will, in all other respects, be identical with the Warrants, or, at the request of such Holder, appropriate notation may be made on the Warrant and the Warrant returned to such Holder.

          (b) Payment of the Exercise Price will be made, at the option of the Holder, by (i) company or individual check or certified or official bank check, (ii) cancellation of any debt owed by the Company to the Holder or
     (iii) cancellation of Warrants, valued at Fair Market Value. If the Holder surrenders a combination of cash or cancellation of any debt owed by the Company to the Holder of Warrants, the Holder will specify the respective number of shares of Common Stock to be purchased with each form of consideration, and the foregoing provisions will be applied to each form of consideration with the same effect as if the Warrant were being separately exercised with respect to each form of consideration; provided, however, that a Holder may designate that any cash to be remitted to a Holder in payment of debt be applied, together with other monies, to the exercise of the portion of the Warrant being exercised for cash.

     2.05 Taxes. The issuance of any Common Stock or Other Securities upon the exercise of the Warrant will be made without charge to any Holder for any tax, other than income taxes assessed on such Holder, in respect of such issuance.

     2.06 Warrant Register. The Company will, at all times while any of the Warrants remain outstanding and exercisable, keep and maintain at its principal office a register in which the registration, transfer, and exchange of the Warrants will be provided for. The Company will not at any time, except upon the dissolution, liquidation, or winding up of the Company, close such register so as to result in preventing or delaying the exercise or transfer of any Warrant.

     2.07 Transfer and Exchange.

          2.07.1 General. Subject to Section 2.07.2 hereof, the Warrants and all options and rights under the Warrants are transferable, as to all or any part of the number of Issuable Warrant Shares purchasable upon exercise, by the Holders of the Warrants, in person or by duly authorized attorney, on the books of the Company upon surrender of the Warrants at the principal offices of the Company, together with (i) the form of transfer authorization attached to the Warrants duly executed and (ii) if requested by the Company, an opinion of counsel of Hughes & Luce, L.L.P., Willkie Farr & Gallagher or other counsel reasonably acceptable to the Company, to the effect that such transfer does not violate the registration requirements of the Securities Act (provided that (i) the cost of any such opinion shall be borne by the Company, (ii) any such opinion shall be deliverable on or within thirty (30) days of any such transfer, and (iii) no such opinion shall be required if such transfer is being made pursuant to Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation adopted by the Commission); provided, however, such transfers will be made only (x) to commercial banking or financial institutions or (y) to other Persons that the transferor in good faith believes to be an "accredited investor" as such term is defined in Regulation D under the Act. Absent any such transfer and subject to the Shareholder Agreement, the Company may deem and treat the registered Holders of the Warrants at any time as the absolute owners of the Warrants for all purposes and will not be affected by any notice to the contrary. If any Warrant is transferred in part, the Company will, at the time of surrender of such Warrant, issue to the transferee a Warrant covering the number of Issuable Warrant Shares transferred and to the transferor a Warrant covering the number of Issuable Warrant Shares not transferred.

          2.07.2 Certain Rights of the Company Prior to Transfer.

               (a) If any Holder of the Warrants desires to sell, convey or transfer ("Transfer") its Warrant, the related Warrant Shares and/or any portion thereof, to any Person other than an Affiliate of such Holder (a "Third Party") prior to the consummation of an Initial Public Offering, such Holder shall give written notice (a "Notice of Intent") to the Company (i) stating, that such Holder desires to make such Transfer, and (ii) setting forth the Warrants or the related Warrant Shares (or portions thereof) proposed to be transferred, and, if applicable, (a) with respect to Rice or John Hancock, the principal amount of Senior Subordinated Notes (which, for purposes of this Section 2.07.2, shall be an amount equal to or greater than $5,000,000) proposed to be transferred by Rice or John Hancock, as the case may be, and (B) with respect to Pecks, the number of shares of Pecks Preferred Stock (which, for purposes of this Section 2.07.2, shall be a number of shares having an aggregate stated value of $1,000,000 or more) proposed to be transferred by Pecks (any such Warrants, Warrant Shares, Senior Subordinated Notes or Pecks Preferred Stock proposed to be so transferred are hereinafter referred to as, the "Offered Securities").

               (b) The Company or its designee may elect to treat the Notice of Intent as an irrevocable offer to sell to the Company the Offered Securities proposed to be sold to the Third Party and, within fifteen
          (15) days of receipt of the Notice of Intent, the Company may deliver or cause to be delivered a written notice (the "Offer Notice") to the Holder of the Offered Securities, stating (i) that the Company or its designee elects to purchase all of the Offered Securities and the cash price that the Company proposes to pay for such Offered Securities (the "Offer Price"), and (ii) that such election is irrevocable.


               (c) The Holder of the Offered Securities may elect to treat the Offer Notice as an irrevocable offer to sell to the Company the Offered Securities proposed to be sold on the same terms and conditions as stated in the Offer Notice. Such offer will remain open for a period of fifteen (15) days from delivery to the Holder of the Offer Notice. Within such fifteen (15) day period, the Holder may elect to accept such offer in whole or in part by delivering to the Company written notice of its irrevocable election to accept such offer (the "Notice of Acceptance"). If the Holder irrevocably accepts such offer, (i) the Company shall deliver to the Holder, within thirty
          (30) days of receipt of the Notice of Acceptance, a written notice identifying the source of financing for such purchase by the Company, and (ii) the closing of the purchase and sale shall occur on or before the forty-fifth (45th) Business Day following delivery of the Notice of Acceptance on such date as mutually agreed by the Company or its designee and the Holder of the Offered Securities (the "Transfer Closing Date"). The closing shall be held at 10:00 a.m., local time, on the Transfer Closing Date at the principal office of the Company, or at such other time or place as the parties to such transaction mutually agree. At such closing, the Company will deliver to the Holder the cash purchase price of such Offered Securities, against delivery by the Holder of the Offered Securities being so purchased, such Offered Securities being free and clear of all liens, claims, and encumbrances, other than this Agreement and the Shareholder Agreement, endorsed in good form for transfer to the Company or its designees.

               (d) If the Holder does not deliver a Notice of Acceptance to the Company within the fifteen (15) day period specified in Section 2.07.2(c) above, the Company's offer to such Holder will be deemed to have been rejected, and the Holder will be free to sell or transfer such Offered Securities to a Third Party within one hundred twenty (120) days of the expiration of such fifteen (15) day period.

               (e) If the Company or its designee fails to deliver an Offer Notice within the fifteen (15) day period specified in Section 2.07.2(b) above, then the Holder of the Offered Securities may, within a period of one hundred twenty (120) days following the expiration of such fifteen (15) day period, Transfer (or enter into a written agreement to Transfer as soon as practicable, provided that such Transfer is consummated not later than one hundred twenty (120) days following the expiration of the fifteen (15) day period specified in
          Section 2.07.2(b) all Offered Securities to one or more Third Parties, on terms acceptable to such Holder.

               (f) If the Holder of the Offered Securities shall not have Transferred or entered into a written agreement to Transfer the Offered Securities to any Third Party prior to the expiration of the one hundred twenty (120) day period specified in Section 2.07.2(d) or
          (e) above, as applicable, the right of first offer under this Section
          2.07.2 shall again apply in connection with any subsequent Transfer by the Holder of its Warrant or the related Warrant Shares (or any portion thereof).

               (g) If any Holder of the Offered Securities delivers a Notice of Acceptance to the Company within the time period specified in Section 2.07.2(c) above and the Company fails to purchase the Offered Securities within the time period specified in Section 2.07.2(c) the right of first offer under this Section 2.07.2 shall not apply to any subsequent transfer by such Holder of its Warrants or related Warrant Shares (or any portion thereof).

               (h) The Company shall keep confidential the terms of any proposed Transfer contained in any Notice of Intent or Offer Notice, except as otherwise required by law or as necessary to finance the purchase of the Offered Securities subject to such proposed Transfer.

               (i) All rights of the Company pursuant to this Section 2.07.2 shall survive the exercise of the Warrants, and shall expire upon the consummation of an Initial Public Offering.

     2.08 Adjustments to Number of Shares Purchasable.

     The number of Warrant Shares purchasable upon exercise of the Warrants (the "Shares Purchasable") shall be subject to adjustment from time to time as hereinafter provided in this Section 2.08. Upon each adjustment of the Shares Purchasable, the Holders of the Warrants shall be entitled to purchase the adjusted Shares Purchasable hereunder at the Current Warrant Price.

The provisions of this Section 2.08 shall govern the adjustment from time to time of the Shares Purchasable hereunder.

          2.08.1 Basic Adjustment Formula. In case the Company shall at any time or from time to time after the date of this Agreement effect any Issuance of Common Stock for a Consideration Per Share less than the Fair Market Value in effect immediately prior to such Issuance, then and in each such case the Shares Purchasable hereunder shall be increased, effective concurrently with such Issuance, to the number of Shares Purchasable after the Issuance (calculated to the nearest one hundred thousandth of one share (.00001) and rounded to the nearest ten thousandth of one share (.0001)), determined by multiplying the Shares Purchasable immediately prior to such Issuance by a fraction of which:

               (a) the numerator shall be the Shares of Common Stock Deemed Outstanding immediately after and giving effect to such Issuance; and

               (b) the denominator shall be the sum of (i) the Shares of Common Stock Deemed Outstanding immediately prior to such Issuance and (ii)

          the number of shares of Common Stock which the Aggregate Consideration for such Issuance would purchase at such Current Market Price.

          2.08.2 Special Applications of Basic Formula. Notwithstanding the provisions of Section 2.08.1 hereof, the following provisions shall govern the application of the adjustment formula set forth in said Section 2.08.1 in the circumstances described below:

               (a) Deemed Issuances of Common Stock. Whenever an adjustment is made in the Shares Purchasable hereunder pursuant to Section 2.08.1 hereof based upon a Deemed Issuance of Common Stock, except as provided in paragraphs (b) and (c) of this Section 2.08.1, no further adjustment of the Shares Purchasable hereunder shall be made upon the subsequent actual issuance of shares of Common Stock which were Shares Deemed Issued in such Deemed Issuance, nor shall the Exercise of any Right or Convertible Included in such Deemed Issuance constitute an Issuance.

               (b) Change in Exercise Price or Conversion Rate. If, subsequent to any Deemed Issuance of Common Stock, there is a change (other than a change required by anti-dilution provisions of any Right or Convertible intended to serve the same general purpose as the provisions of Section 2.08) in (i) the purchase or exercise price provided for in any Right Included in such Deemed Issuance (an "Other Right Exercise Price") or (ii) the conversion price or exchange ratio (an "Other Convertible Conversion Rate") of any Convertible Included in such Deemed Issuance, such that the changed Other Right Exercise Price or Other Convertible Conversion Rate, as the case may be, had it been in effect at the time of such Deemed Issuance, would have resulted in an increase in the Shares Deemed Issued in such Deemed Issuance and/or a decrease in the Deemed

          Consideration with respect to such Deemed Issuance, then (A) such Shares Deemed Issued and/or Deemed Consideration shall be recalculated and the Shares Purchasable hereunder then in effect shall forthwith be readjusted to such Shares Purchasable as would have been in effect at such time had all of such Rights or Convertibles which remain outstanding at the time of such change (or which may be issued upon the Exercise of any Right or Convertible Included in such Deemed Issuance and which then remain outstanding) provided for such changed Other Right Exercise Price or Other Convertible Conversion Rate, as the case may be, at the time of such Deemed Issuance and (B) each other adjustment, if any, made to the Shares Purchasable hereunder subsequent to such Deemed Issuance based on subsequent Issuances shall be recalculated, utilizing for such purpose the Shares Deemed Issued, Deemed Consideration and the Shares Purchasable as recalculated or as readjusted pursuant to clause (A) of this paragraph (b).

               (c) Expiration of Right on Conversion Privilege. With respect to any Deemed Issuance of Common Stock, effective at the close of business on the first Business Day on which no share of Common Stock may thereafter be issued upon an Exercise of a Right or Convertible Included in such Deemed Issuance (whether by reason of (x) the Full Exercise of all Rights and/or Convertibles Included in such Deemed Issuance or (y) the expiration or termination of any right to Exercise any Rights and/or Convertibles Included in such Deemed Issuance which have not theretofore been Exercised and/or (z) the purchase by the Company and cancellation or retirement of some or all Rights and/or Convertibles Included in such Deemed Issuance which have not theretofore been exercised), the Shares Purchasable then in effect shall be adjusted by (i) recalculating pursuant to Section 2.08.1 hereof the adjustment of the Shares Purchasable as in effect immediately prior to such Deemed Issuance, basing such recalculation on (A) each issuance of shares of Common Stock upon an Exercise of a Right or Convertible Included in such Deemed Issuance, rather than the Shares Deemed Issued on which the original calculation was based and
          (B) Actual Consideration in an amount equal to the sum of (I) the consideration actually paid to the Company for the Rights and/or Convertibles Included in such Deemed Issuance and (II) the consideration actually paid to the Company upon the Exercise of all Rights and/or Convertibles Included in such Deemed Issuance which were exercised, less (III) the consideration paid by the Company upon any purchase by the Company of Rights and/or Convertibles Included in such Deemed Issuance, rather than the Deemed Consideration on which the original calculation was based and (ii) recalculating each other adjustment, if any, made to the Shares Purchasable subsequent to such Deemed Issuance based on subsequent Issuances, utilizing the Shares Purchasable as adjusted pursuant to clause (i) of this paragraph (c) and including in Shares Deemed Outstanding for such purpose only the shares of Common Stock actually issued upon the Exercise of Rights and/or Convertibles Included in such Deemed Issuance in place of the Shares Deemed Issued in respect of such Deemed Issuance as utilized in the original calculations of those adjustments.

               (d) Stock Dividends. In case at any time the Company shall declare a dividend or make any other distribution upon any class or series of its stock payable in shares of Common Stock, Rights or Convertibles, (i) any issuance of shares of Common Stock shall be treated as an Actual Issuance of Common Stock, (ii) any issuance of Rights or Convertibles shall be treated as a Deemed Issuance of Common Stock and (iii) any shares of Common Stock, Rights or Convertibles, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration (that is, the Actual Consideration or Deemed Consideration in respect of such Actual Issuance or Deemed Issuance, as the case may be, shall be zero).

               (e) Purchase of New Securities Pursuant to Article II of the Shareholder Agreement. Notwithstanding any other provision of this
          Section 2.08, neither the granting of any preemptive rights pursuant to Article II of the Shareholder Agreement hereof nor the issuance of New Securities upon the exercise thereof shall be treated as an Issuance of Common Stock for the purposes of this Section 2.08 or give rise to any adjustment of the Shares Purchasable pursuant to Section
          2.08.1 hereof. No shares of Common Stock which would have been, but for the foregoing provisions of this Section 208.2(e) deemed issued as a result of such grant or actually issued as a result of such exercise shall be included in Shares Deemed Outstanding for any calculation of an adjustment in the Shares Purchasable pursuant to Section 2.08.1 hereof or for any other purpose of this Section 2.08.

          2.08.3 Principals in Applying Basic Formula. The following provisions shall be applicable for the purpose of calculations utilizing the adjustment formula set forth in Section 2.08.1 hereof and otherwise, as appropriate, for the purposes of this Section 2.08:

               (a) Consideration for Shares, Rights and Convertibles. In case at any time any shares of Common Stock, Rights or Convertibles shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor in the form of such cash, without deduction of any expenses incurred or any underwriting commissions, discounts or concessions paid or allowed by the Company in connection therewith. In case at any time any shares of Common Stock, Rights or Convertibles shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration at the time of such issuance as determined reasonably and in good faith by the board of directors of the Company, without deduction of any expenses incurred or any underwriting commissions, discounts or concessions paid or allowed by the Company in connection therewith. In case at any time any shares of Common Stock, Rights or Convertibles shall be issued in connection with any merger or consolidation in which the Company is the surviving corporation (other than a transaction to which Section 2.08.4(c) hereof shall be applicable), the amount of consideration received therefor shall be deemed to be the fair value as determined reasonably and in good faith by the board of directors of the Company of such portion of the assets and business of the non-surviving entity as the board of directors of the Company may determine to be attributable to such shares of Common Stock, Rights or Convertibles, as the case may be. In case at any time any Rights or Convertibles shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no allocation of consideration is made between such Rights or Convertibles and such other securities by the parties thereto, such Rights or Convertibles shall be deemed to have been issued for an amount of consideration equal to the fair value thereof as determined reasonably and in good faith by the board of directors of the Company. Notwithstanding any other provisions of this Section

          2.08.3(a), in case any shares of Common Stock, Rights or Convertibles shall be issued or sold to an Affiliate of the Company for consideration other than cash and fifty percent (50%) or more of the shares of Common Stock to be issued or sold (including for this purpose any shares of Common Stock issuable upon exercise of any Rights to be issued or sold and/or any shares of Common Stock issuable upon conversion of any Convertibles to be issued or sold) are to be issued or sold to an Affiliate of the Company, then the Holders shall have the right to demand, upon written notice to the Company given within ten (10) days after receipt of the determination of fair value pursuant to this Section 2.08.3(a) by the board of directors of the Company, and in lieu thereof, a determination of fair value of such consideration to be made by appraisal, by Appraisers as described in the definition of Fair Market Value.

               (b) Record Date. In case the Company shall take a record of the holders of Common Stock or the holders of Voting Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in shares of Common Stock, Rights or Convertibles, or (ii) to subscribe for or purchase shares of Common Stock, Rights or Convertibles, then such record date shall be deemed to be the date of the Issuance or Deemed Issuance of the shares of Common Stock issued or deemed issued as a result of the declaration of such dividend or the making of such other distribution or the granting of such right of subscription or purchase, as the case may be.

               (c) Treasury Shares. The number of Shares Deemed Outstanding at any given time shall not include shares of Common Stock owned or held by or for the account of the Company or any Subsidiary. The disposition of any such shares shall be considered an Actual Issuance of Common Stock for the purpose of determining any adjustment of the Shares Purchasable required pursuant to Section 2.08.1 hereof, unless such shares are issued upon the Exercise of any Right or Convertible the grant or sale of which constituted a Deemed Issuance of Common Stock which resulted in an adjustment of the Shares Purchasable pursuant to Section 2.08.1 hereof.

          2.08.4 Adjustments Not Governed by the Basic Formula. Notwithstanding any other provision of this Section 2.08, under the circumstances set forth in this Section 2.08.4, no adjustment in the Shares Purchasable shall be made pursuant to Section 2.08.1 hereof (except as expressly otherwise provided in this Section 2.08.4) and any adjustment or other provision to protect the right of the Holders to exercise Warrants for shares of Common Stock shall be made only in the manner provided below:

               (a) Extraordinary Dividends and Distributions. In case the Company at any time or from time to time shall declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of other or additional stock or other securities or property or options by way of dividend or similar corporate rearrangement) on the Common Stock, other than (i) a dividend payable in shares of Common Stock, Rights or Convertibles or (ii) a dividend declared on or after the Closing Date which is permitted by this Agreement, then, and in each such case, subject to the last sentence of Section 2.08.2 hereof, the Shares Purchasable in effect immediately prior to the close of business on the record date fixed for the determination of holders of any class of securities entitled to receive such dividend or distribution shall be increased, effective as of the close of business on such record date, to an adjusted Shares Purchasable determined by multiplying such Shares Purchasable by a fraction, (x) the numerator of which shall be the Current Market Price in effect on such record date or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading, and (y) the denominator of which shall be such Current Market Price, less the aggregate amount of such dividend or distribution (as determined in good faith by the board of directors of the Company) applicable to one share of Common Stock.

               (b) Subdivision or Combination of Stock. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Shares Purchasable in effect immediately prior to such subdivision shall be proportionately increased, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Shares Purchasable in effect immediately prior to such combination shall be proportionately reduced.

               (c) Adjustments for Consolidation. Merger. Sale of Assets. Reorganization etc. In case the Company (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, (iii) shall transfer all or substantially all of its properties or assets to any other Person, or (iv) shall effect a capital reorganization or reclassification of the Common Stock other than a capital reorganization or reclassification resulting in the issue of additional shares of Common Stock for which adjustment in the Shares Purchasable is provided in this Section 2.08, then, and in each such case, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Agreement, the Holders, upon the exercise hereof at any time after the consummation of such consolidation, merger, transfer, reorganization or reclassification, shall be entitled to purchase (at the price described in Section 2.03 in effect at the time of such consummation), in lieu of the Common

          Stock for which the Warrants could have been exercised immediately prior to such consummation, the stock and other securities, cash and property which such Holder would have been entitled to receive upon such consummation if such Holder had exercised its Warrant for such Common Stock immediately prior thereto, subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for in this Section 2.08. Nothing contained in this Section 2.08.4(c) or otherwise herein shall be deemed to authorize the Company to enter into any transaction not otherwise permitted by this Agreement or the Shareholder Agreement.

               (d) Certain Other Events. If any event occurs as to which the other provisions of this Section 2.08 are not strictly applicable or if strictly applicable would not fairly protect the rights of the Holders in accordance with the essential intent and principles of such provisions, then the board of directors of the Company shall appoint its regular independent auditors or another firm of independent public accountants acceptable to the Holders, which shall give their opinion upon the adjustment, if any, on a basis consistent with such essential intent and principles, necessary to preserve, without dilution, the rights of the Holders. Upon receipt of such opinion, the board of directors of the Company shall forthwith make the adjustments described therein; provided, however, that no such adjustment shall have the effect of reducing the Shares Purchasable as otherwise determined pursuant to this Section 2.08 except as contemplated in
          Section 2.08.2(b) or (c) or Section 2.08.4(b) hereof.

          2.08.5 Notice of Adjustment. Upon the occurrence of any event requiring an adjustment of the Shares Purchasable or effecting a material change in the rights of the holder hereof, then and in each such case the Company shall promptly prepare a schedule setting forth the adjusted Shares Purchasable hereunder and the Current Warrant Price, or specifying the Other Securities or property and the amount thereof receivable as a result of such change in rights, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company shall promptly mail a copy of such schedule to the registered holder of this Warrant.

          2.08.6 Prohibition of Certain Articles. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section
     2.08 and in the taking of all such action as may reasonably be requested by the Holders in order to protect the rights of the Holders to exercise their Warrants for Common Stock against dilution or other impairment, consistent with the terms and provisions of this Agreement.


          2.08.7 Other Securities. If and to the extent that, pursuant to the provisions of this Agreement and the Shareholder Agreement, any Capital Stock other than the Common Stock shall be issuable (or stock or other securities of any person other than the Company or cash or any other property shall be deliverable) upon the exercise of this Warrant in lieu of or in addition to any shares of Common Stock that initially would have been issuable upon such exercise, each provision of this Section 2.08 relating to (i) the issuance of shares of Common Stock, (ii) the adjustment of the Shares Purchasable, (iii) the rights of a Holder intended to protect its right to exercise for shares of Common Stock and as a potential holder of shares of Common Stock and (iv) the restrictions on the Company intended to protect such rights shall be deemed to relate to (and/or convey the comparable rights and impose comparable restrictions with respect to) such other Capital Stock (or such stock or other securities of such Person other than the Company or cash or other property).

          2.08.8 Determinations by Board of Directors. All determinations which this Agreement specifically provides are to be made by the board of directors of the Company under this Agreement shall be made in good faith with due regard to the interests of the Holders and the other holders of securities of the Company and in accordance with good financial practice, and all valuations made by the board of directors of the Company under the terms of this Agreement must be made with due regard to any market quotations of securities involved in, or related to, the subject of such valuation.

     2.09 Lost, Stolen, Mutilated, or Destroyed Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, mutilation, or destruction of a Warrant, and, in the case of any such loss, theft, or destruction, upon delivery of a bond of indemnity in such form and amount as is reasonably satisfactory to the Company or, in the event of such mutilation upon surrender and cancellation of the Warrant, the Company, without charge to the Holder, will make and deliver a new Warrant of like tenor in lieu of such lost, stolen, destroyed, or mutilated Warrant. If any such lost, stolen, or destroyed Warrant is owned by an Initial Holder or any other Holder whose credit is satisfactory to the Company, then the affidavit of an authorized officer of such owner setting forth the fact of loss, theft, or destruction and of its ownership of the Warrant at the time of such loss, theft, or destruction will be accepted as satisfactory evidence, and no further indemnity will be required as a condition to the execution and delivery of a new Warrant, other than a written agreement of such owner (in form reasonably satisfactory to the Company) to indemnify the Company.

     2.10 Stock Legend. The Warrants and the Warrant Shares have not been registered under the Securities Act or qualified under applicable state securities laws. Accordingly, unless there is an effective registration statement and qualification respecting the Warrants and the

Warrant Shares under the Securities Act or under applicable state securities laws at the time of exercise of a Warrant, any stock certificate issued pursuant to the exercise of a Warrant will bear the following (or substantially equivalent) legend:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH THE DISTRIBUTION HEREOF. THE SHARES REPRESENTED BY THIS CERTIFICATE (A) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (I) REGISTRATION UNDER OR EXEMPTION FROM THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS, AND (II) UNDER CERTAIN CIRCUMSTANCES, IF REQUESTED BY PRECISE HOLDING CORPORATION (THE "COMPANY"), AN OPINION OF COUNSEL, WHICH COUNSEL SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY, TO THE EFFECT THAT SUCH TRANSFER DOES NOT VIOLATE THE ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND (B) ARE SUBJECT TO THE TERMS AND PROVISIONS (INCLUDING TRANSFER RESTRICTIONS) OF A WARRANT PURCHASE AGREEMENT, DATED AS OF MARCH 29, 1996, BY AND AMONG THE COMPANY AND RICE PARTNERS II, L.P., JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY, DELAWARE STATE EMPLOYEES' RETIREMENT FUND, DECLARATION OF TRUST FOR DEFINED BENEFIT PLANS OF ZENECA HOLDINGS INC. AND DECLARATION OF TRUST FOR DEFINED BENEFIT PLANS OF ICI AMERICAN HOLDINGS INC. (COLLECTIVELY, THE "PURCHASER") AND A SHAREHOLDER AGREEMENT, DATED AS OF MARCH 29, 1996, BY AND AMONG THE COMPANY, THE PURCHASER AND THE OTHER PARTIES LISTED ON THE SIGNATURE PAGES THERETO (AS SUCH AGREEMENTS MAY BE SUPPLEMENTED, MODIFIED, AMENDED, OR RESTATED FROM TIME TO TIME, THE "AGREEMENTS"). COPIES OF THE AGREEMENTS ARE AVAILABLE AT THE EXECUTIVE OFFICES OF THE COMPANY."

     In addition, until such time as this Agreement is no longer in effect, the Company will cause any stock certificate evidencing any Capital Stock of the Company to bear the legend set forth above (or a substantially equivalent legend).

                                   Article III
                         Representations and Warranties

     3.01 Representations and Warranties of the Company. The Company represents and warrants to the Purchaser that:

          (a) The Company and each of its Subsidiaries is a corporation duly organized and existing and in good standing under the laws of its state of incorporation and is qualified or licensed to do business in all other jurisdictions the laws of which require it to be so qualified or licensed and where the failure to be so qualified or licensed would have a Material Adverse Effect. The Company has no Subsidiaries (other than Precise and the other entities listed on Schedule 4.16 to the Note Agreement) or debt or equity investment in any Person. The Shareholder owns 100% of the issued and outstanding Capital Stock of the Company free and clear of all liens, claims, and encumbrances, except those arising pursuant to the Warrants. The Company owns 100% of the issued and outstanding common stock of Precise free and clear of all liens, claims, and encumbrances, except those in favor of the Senior Lender arising under the Senior Loan Documents. No Person other than the Purchaser, the Shareholders and the holders of Permitted Stock have any rights, whether granted by the Company or any other Person, to acquire any portion of the equity interest of the Company.


          (b) The Company has, and at all times that this Agreement is in force will have, the right and power, and is duly authorized, to enter into, execute, deliver, and perform this Agreement, the Shareholder Agreement and the Warrants, and the officers of Company executing and delivering this Agreement, the Shareholder Agreement, and the Warrants are duly authorized to do so. This Agreement, the Shareholder Agreement and the Warrants have been duly and validly executed, issued, and delivered and constitute the legal, valid, and binding obligations of the Company, enforceable in accordance with their respective terms, except to the extent that such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally, or (b) general principles of equity.

          (c) The execution, delivery, and performance of this Agreement, the Shareholder Agreement and the Warrants will not, by the lapse of time, the giving of notice, or otherwise, constitute a violation of any applicable provision contained in the charter, bylaws, or organizational documents of the Company or contained in any material agreement, instrument, or document to which the Company is a party or by which it is bound.

          (d) As of the Closing Date (after giving effect to the Acquisition (as defined in the Note Purchase Agreement), the authorized capital stock of the Company consists of (i) 10,000 shares of Common Stock, no par value, of which 8,285 shares are issued and outstanding and (ii) 1,000 shares of 9.5% preferred stock of which 331.46 shares are issued and outstanding. 1,715 shares of Common Stock are reserved for issuance on exercise of the Warrants. All such issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable, and have been offered, issued, sold, and delivered by Company free from preemptive rights, rights of first refusal, or similar rights and in compliance with applicable federal and state securities laws. Except pursuant to this Agreement, the Shareholder Agreement and the Pecks Securities Purchase Agreement, the Company is not obligated to issue or sell any Capital Stock, and except pursuant to this Agreement, the Shareholder Agreement, the Pecks Securities Purchase Agreement and the Senior Loan Agreement, the Company is not party to, or otherwise bound by, any agreement affecting the voting of any of its Capital

     Stock. Except for the Shareholder Agreement, the Company is not, nor will it be, a party to, or otherwise bound by, any agreement obligating it to register any of its Capital Stock.

          (e) The shares of Common Stock and other consideration issuable on exercise of the Warrants have been duly and validly authorized and reserved for issuance and, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid, and nonassessable and free of preemptive rights, rights of first refusal, or similar rights except those arising under the Shareholder Agreement.

          (f) The Company and each of its Subsidiaries has good, indefeasible, merchantable, and marketable title to, and ownership of, all of its assets free and clear of all liens, pledges, security interests, claims, or other encumbrances except those arising pursuant to or permitted under the Senior Loan Documents or pursuant to or permitted under the Note Agreement.

          (g) There is not now, and at no time during the term of this Agreement or the Shareholder Agreement will there be, any agreement, arrangement, or understanding involving the Company, other than this Agreement, the Shareholder Agreement, the Pecks Securities Purchase Agreement and the Senior Loan Agreement, and the documents contemplated hereby and thereby, modifying, restricting, or in any way affecting the rights of any security holder to vote securities of the Company.

          (h) Each of the representations and warranties made by the Company pursuant to the Note Agreement and the Shareholder Agreement is true and correct in all material respects.

          (i) None of the documents, instruments, or other information furnished to the Purchaser by the Company, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any statements made therein not misleading. No representation, warranty, or statement made by the Company in this Agreement, the Note Agreement, or the Shareholder Agreement, or in any document, certificate, exhibit or schedule attached hereto or thereto or delivered in connection herewith or therewith, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make any statements made herein or therein not misleading. To the best of the Company's knowledge, there is no fact that materially and adversely affects the condition (financial or otherwise), results of operations, business, properties, or prospects of the Company or any of its Subsidiaries that has not been disclosed in the documents provided to the Purchaser.

     3.02 Representations and Warranties of the Purchaser. Each Purchaser, severally and not jointly, represents and warrants to the Company with respect to itself and not with respect to any other Purchaser:

          (a) It is a corporation or limited partnership duly organized and existing and in good standing under the laws of the state of its organization.

          (b) It has the right and power and is duly authorized to enter into, execute, deliver, and perform this Agreement and the Shareholder Agreement, and its officers or agents executing and delivering this Agreement and the Shareholder Agreement are duly authorized to do so. This Agreement and the Shareholder Agreement have been duly and validly executed, issued, and delivered and constitute the legal, valid, and binding obligation of the Purchaser, enforceable in accordance with their terms.

          (c) It (i) is an "accredited investor," as that term is defined in Regulation D under the Securities Act; and (ii) except with respect to Pecks, has such knowledge, skill, and experience in business and financial matters, based on actual participation, that it is capable of evaluating the merits and risks of an investment in the Company and the suitability thereof as an investment for the Purchaser.

          (d) Except as otherwise contemplated by this Agreement and the Shareholder Agreement, the Purchaser is acquiring its Warrant and any securities issuable upon exercise of the Warrant for investment for its own account and not with a view to any distribution thereof in violation of applicable securities laws.

          (e) It agrees that the certificates representing its Warrant and any Issued Warrant Shares will bear the legends referenced in this Agreement, and such Warrant or securities issuable upon exercise of the Warrant and pursuant to the Shareholder Agreement, as the case may be, will not be offered, sold, or transferred in the absence of registration or exemption under applicable securities laws.

                                   Article IV
                                    Covenants

     The Company covenants and agrees as follows:

     4.01 Financial Statements. The Company will cause Precise to keep books of account and prepare financial statements and will cause to be furnished to the Purchaser and each other Holder (all of the foregoing and following to be kept and prepared in accordance with United States generally accepted accounting principles applied on a consistent basis):

          (a) As soon as available, and in any event within ninety (90) days after the end of each fiscal year of Precise, beginning with the fiscal year ending December 31, 1996, (i) a copy of the consolidated and consolidating financial statements of Precise for such fiscal year containing a balance sheet, statement of income, statement of stockholders' equity, and statement of cash flow as at the end of such fiscal year and for the fiscal year then ended and in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and certified by Ernst & Young L.L.P., or other independent certified public accountants of recognized national standing selected by Precise and consented to by the Holders to the effect that such statements have been prepared in accordance with generally accepted accounting principles and (ii) a comparison of the actual results during such fiscal year to those originally budgeted by Precise prior to the beginning of such fiscal year, along with management's discussion and analysis of variances, as well as, variances between actual results for such fiscal year and actual results for the previous fiscal year. The annual audit report required by this Agreement will not be qualified or limited

          (b) As soon as available, and in any event within thirty (30) days after the end of each calendar month, a copy of unaudited consolidated and consolidating financial statements of Precise as of the end of such calendar month and for the portion of the fiscal year then ended, containing balance sheets, statements of income, statement of retained earnings and statements of cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail, including, without limitation, a comparison of actual results for such period to those originally budgeted by Precise prior to the beginning of such fiscal period and for the fiscal year to date.

          (c) On or before thirty (30) days prior to the beginning of each fiscal year of Precise, an annual budget or business plan for such fiscal year, including a projected consolidated and consolidating balance sheet, income statement, and cash flow statement for such year, and, promptly during each fiscal year, all revisions thereto approved by the board of directors of Precise.

          (d) Concurrently with the delivery of each of the financial statements referred to in Section 4.01(a) and 4.01(b), a certificate of an authorized officer of Precise in form and substance satisfactory to the Holders (i) stating that no Potential Default (as defined in the Note Agreement) or Event of Default (as defined in the Note Agreement) has occurred or is continuing or, if such officer has knowledge of a Potential Default or Event of Default, the nature thereof and specifying the steps taken or proposed to remedy such matter, (ii) showing in reasonable detail the calculations showing compliance with Section 7.9 and 7.10 of the Note Agreement, (iii) stating the financial statements have been prepared in accordance with generally accepted accounting principles and fairly and accurately present (subject to year-end audit adjustments, for the annual certificate) the financial condition and results of operations of Precise at the date and for such period indicated therein, (iv) containing summaries of accounts payable agings, accounts receivable agings, and inventory (provided that such information shall be required only in connection with the delivery of the financial statements referred to in
     Section 6.1(b) in respect of any month which is the last month of a fiscal quarter of Precise), and (v) containing a schedule of the outstanding Indebtedness for borrowed money of Precise and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan (provided that such information shall be required only in connection with the delivery of the financial statements referred to in Section 6.1(b) in respect of any month which is the last month of a fiscal quarter of Precise.)

          (e) As soon as available, (i) a copy of each financial statement, report, notice, or proxy statement sent by the Company, Precise or any of their Subsidiaries to their respective shareholders, (ii) a copy of each regular, periodic or special report, registration statement, or prospectus filed by the Company, Precise or any of their Subsidiaries with any securities exchange or the Securities and Exchange Commission or any successor agency, (iii) any material order issued by any court, governmental authority, or arbitrator in any material proceeding to which the Company, Precise or any of their Subsidiaries is a party, (iv) copies of all press releases and other statements made available generally by the Company, Precise or any of their Subsidiaries to the public generally concerning material developments in the Company's, Precise's or any such Subsidiary's business, and (v) a copy of all notices and other correspondence sent by the Company or Precise to the Senior Lender pertaining to the occurrence of any default or event of default under the Senior Loan Documents.

          (f) Promptly, such additional information concerning the Company or any of its Subsidiaries as any Holder may request, including, without limitation, auditor management reports and audit "waive" lists.

     4.02 Laws. The Company will, and the Company will cause each of its Subsidiaries to, comply in all material respects with all applicable statutes, regulations, and orders of the United States, domestic and foreign states, and municipalities, agencies, and instrumentalities of the foregoing applicable to the Company and its Subsidiaries, the failure of which would have a Material Adverse Effect.

     4.03 Inspection. The Company will, and the Company will cause each of its Subsidiaries to, permit any representative designated by the Holders at any time and from time to time during normal business hours and upon two (2) Business Days prior notice to (a) visit and inspect any of the properties of the Company and its Subsidiaries; (b) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom; and
(c) discuss the affairs, finances, and accounts of the Company and its Subsidiaries with the directors, officers, and independent accountants of the Company and its Subsidiaries.

     4.04 Certain Actions. Without the prior written consent of the Holders, which consent may be withheld in the sole discretion of the Holders, the Company will not, and the Company will not permit any of its Subsidiaries to:

          (a) permit to occur any amendment, alteration or modification of its Articles of Incorporation, Bylaws or other charter or organizational documents, as constituted on the date of this Agreement, the effect of which, in the reasonable credit judgment of the Holders, would be to alter, impair, or affect adversely, either the rights and benefits of the Holders or the duties and obligations of Company under this Agreement, the Warrants, or the Shareholder Agreement;

          (b) declare or make any dividends or distributions of its cash, stock, property, or assets (other than (i) dividends and distributions which are permitted pursuant to the terms of the Note Agreement and (ii) regularly scheduled dividends on the Hamilton Preferred Stock, subject to the restrictions set forth in Section
     4.04 of the Shareholder Agreement) or redeem, retire, purchase, or otherwise acquire, directly or indirectly, any of its Capital Stock or Capital Stock or securities of any Affiliate of the Company, or any securities convertible or exchangeable into Capital Stock or Capital Stock or securities of any Affiliate of the Company;

          (c) effect any sale, lease, assignment, transfer, or other conveyance of any portion of the assets or operations or the revenue or income generating capacity of the Company or any Subsidiary (other than sales, leases, assignments, transfers and other conveyances which are permitted pursuant to the terms of the Note Agreement) or to take any such action that has the effect of the foregoing;

          (d) except for Permitted Stock or pursuant to this Agreement, the Shareholder Agreement, the Note Agreement or the Pecks Securities Purchase Agreement, issue or sell, or otherwise dispose of any Capital Stock, or dissolve or liquidate (except that any Inactive Subsidiary may be dissolved or liquidated), or effect any consolidation or merger involving the Company or any Subsidiary (except that any Subsidiary of Precise may be merged with and into (i) Precise, provided that Precise is the surviving corporation or
     (ii) any other Subsidiary of Precise) or any reclassification, corporate reorganization, stock split or reverse stock split, or other change of any class of Capital Stock;

          (e) enter into any business that the Company or Precise is not conducting on the date of this Agreement or acquire any substantial business operation or assets (through a stock or asset purchase or otherwise);

          (f) except for Permitted Stock or as otherwise permitted in the Note Agreement, enter into any transaction or transactions with any director, officer, or shareholder of the Company or the Shareholder, or any Affiliate or relative of the foregoing except upon terms that are disclosed in writing to the Holders and are (i) in the opinion of the Holders, fair and reasonable and (ii) in any event, at least as favorable as would result in a comparable arm's-length transaction with a Person not a director, officer, employee, shareholder, or Affiliate of the Company or the Shareholder or any Affiliate or related party of the foregoing, or advance any monies to any such Persons, except for travel advances in the ordinary course of business;


          (g) increase the amount of benefits payable under any benefit plan in the aggregate, or increase the aggregate amount of professional, management, consulting or similar fees paid or accrued by the Company or its Subsidiaries during any fiscal year to or for the direct or indirect benefit of any of its officers, directors, or security holders or Affiliates beyond the amounts permitted under the Note Agreement;

          (h) acquire any debt or equity interest in any Person or establish or acquire a Subsidiary (other than any Subsidiary existing on the date hereof) or, except as otherwise permitted under the Note Agreement, make any additional capital contribution or purchase any additional equity in any Subsidiary or, except as otherwise permitted under the Note Agreement, make any advances or loans to any Subsidiary or transfer any technology or assets to any Subsidiary;

          (i) allow the aggregate par value of the Capital Stock subject to the Warrants from time to time to exceed the price payable on exercise of the Warrants, as adjusted from time to time; or


          (j) obligate itself or otherwise agree to take, permit or enter into any of the events described in subsections (a) through (i) above.

     4.05 Records. The Company and each of its Subsidiaries will keep books and records of account in which full, true, and correct entries will be made of all dealings and transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

     4.06 Accountants. The Company will retain independent public accountants who will certify the consolidated and consolidating financial statements of Precise at the end of each fiscal year, and in the event that the services of the independent public accountants so selected, or any firm of independent public accounts hereafter employed by Company, are terminated, the Company will promptly thereafter notify each Holder. The Company will not terminate the employment of Precise's independent public accountants unless such termination is authorized by the board of directors of Precise and the Company.

     4.07 Existence. The Company will maintain, and will cause each of its Subsidiaries (other than Inactive Subsidiaries) to maintain, in full force and effect its corporate existence and all rights, franchises and licenses necessary to the conduct of its business.

     4.08 Notice.

          (a) In the event of (i) any setting by the Company of a record date with respect to the holders of any class of Capital Stock for the purpose of determining which of such holders are entitled to dividends, repurchases of securities or other distributions, or any right to subscribe for, purchase or otherwise acquire any shares of Capital Stock or other property or to receive any other right; or (ii) any capital reorganization of the Company or any of its Subsidiaries, or reclassification or recapitalization of the Capital Stock or any transfer of all or a majority of the assets, business, or revenue or income generating capacity of the Company or any of its Subsidiaries, or consolidation, merger, share exchange, reorganization, or similar transaction involving the Company or any of its Subsidiaries; or
     (iii) any voluntary or involuntary dissolution, liquidation, or winding up of the Company or any of its Subsidiaries; or (iv) any proposed issue or grant by the Company or any of its Subsidiaries of any Capital Stock, or any right or option to subscribe for, purchase, or otherwise acquire any Capital Stock (other than the issue of Issuable Warrant Shares upon exercise of the Warrants or Permitted Stock), then, in each such event, the Company will deliver or cause to be delivered to the Holders a notice specifying, as the case may be, (A) the date on which any such record is to be set for the purpose of such dividend, distribution, or right, and stating the amount and character of such dividend, distribution, or right;
     (B) the date as of which the holders of record will be entitled to vote on any reorganization, reclassification, recapitalization, transfer, consolidation, merger, share exchange, conveyance, dissolution, liquidation, or winding up; (C) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, share exchange, conveyance, dissolution, liquidation, or winding-up is to take place and the time, if any is to be fixed, as of which the holders of record of any class of Capital Stock will be entitled to exchange their shares of Capital Stock for securities or other property deliverable upon such event; (D) the amount and character of any Capital Stock, property, or rights proposed to be issued or granted, the consideration to be received therefor, and, in the case of rights or options, the exercise price thereof, the date of such proposed issue or grant and the Persons or class of Persons to whom such proposed issue or grant will be offered or made; and (E) such other information as the Holders may reasonably request. Any such notice will be deposited in the United States mail, postage prepaid, at least fifteen (15) days prior to the date therein specified, and notwithstanding anything in this Agreement or the Warrants to the contrary the Holders may exercise the Warrants within fifteen (15) days from the receipt of such notice.

          (b) If there is any adjustment as provided above in Article II, or if any Other Securities become issuable in lieu of shares of such Common Stock upon exercise of the Warrants, the Company will immediately cause written notice thereof to be sent to each Holder, which notice will be accompanied by a certificate of the independent public accountants of the Company setting forth in reasonable detail the basis for the Holders' becoming entitled to receive such Other Securities, the facts requiring any such adjustment in the number of shares receivable after such adjustment, or the kind and amount of any Other Securities so purchasable upon the exercise of the Warrants, as the case may be. At the request of any Holder and upon surrender of the Warrant of such Holder, the Company will reissue the

     Warrant of such Holder in a form conforming to such adjustments.

     4.09 Taxes. The Company will, and will cause each of its Subsidiaries to, file all required tax returns, reports, and requests for refunds on a timely basis and will pay on a timely basis all taxes imposed on either of it or upon any of its assets, income, or franchises, except as contested in good faith by appropriate action promptly initiated and diligently conducted, so long as adequate cash reserves have been established on its books in accordance with generally accepted accounting principles.

     4.10 Warrant Rights. The Company covenants and agrees that during the term of this Agreement and so long as any Warrant is outstanding, (a) the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock and Other Securities, to provide for the exercise in full of the rights represented by the Warrants and the exercise in full of the rights of the Holders under the Shareholder Agreement; (b) the Company will not increase or permit to be increased the par value per share or stated capital of the Issuable Warrant Shares or the consideration receivable upon issuance of its Issuable Warrant Shares; and (c) in the event that the exercise of the Warrant would require the payment by the Holder of consideration for the Common Stock or Other Securities receivable upon such exercise of less than the par or stated value of such Issuable Warrant Shares, the Company and the Shareholder will promptly take such action as may be necessary to change the par or stated value of such Issuable Warrant Shares to an amount less than or equal to such consideration.

     4.11 Board of Directors. In addition to any rights under this Agreement, the Company will deliver to Purchaser (i) a copy of all materials distributed at or prior to all meetings of the Company's board of directors, certified as true and accurate by the Secretary of the Company, promptly following each such meeting and (ii) a copy of the minutes of each of the meetings of the Company's board of directors, certified as true and accurate by the secretary of the Company, as soon as available but in any event promptly following the end of the next subsequent regular meeting of the Company's board of directors. The Company will (a) permit Rice, at all times during which Rice is a Holder or owns any Capital Stock, Warrants or other equity interest in the Company, to designate one (1) Person to attend all meetings of the Company s board of directors and shareholders as an observer, (b) permit John Hancock, at all times during which John Hancock is a Holder or owns any Capital Stock, Warrants or other equity interest in the Company, to designate one (1) Person to attend all meetings of the Company's board of directors and shareholders as an observer, (c) permit Pecks, at all times during which Pecks owns either (A) fifteen percent (15%) or more of the sum of all Warrant Shares and Pecks Common Stock owned by it on the Closing Date or (B) twenty-five percent (25%) or more of the shares of Pecks Preferred Stock owned by it on the Closing Date, to designate (i) prior to the occurrence of either a Board Dividend Adjustment Event or Board Non-Payment Adjustment Event, one (1) Person to serve as a member of the Company's board of directors, and (ii) after the occurrence and during the continuance of either a Board Dividend Adjustment Event or Board Non-Payment Adjustment Event, two (2)

Persons to serve as members of the Company's board of directors (provided that Pecks' right to designate two (2) Persons to serve as members of the Company's board of directors and the term of office of the Persons so designated shall automatically terminate as soon as the Board Dividend Adjustment Event or Board Non-Payment Adjustment Event giving rise to such right has ceased to exist or has been cured), and (d) provide such designees not less than twenty-one (21) calendar days actual notice of all regular meetings and not less than seven (7) calendar days actual notice of all special meetings of the Company's board of directors and shareholders (unless any such special meeting of the Company's board of directors is an emergency meeting, in which case the Company shall provide such designees with the same calendar days actual notice as provided to the members of the Company's board of directors). Such board of directors meetings shall be held in person at least quarterly. The Purchaser may change its designees by written notice to the Company. The Company shall reimburse Purchaser for all reasonable expenses incurred in traveling to and from such meetings and attending such meetings.

     Notwithstanding anything to the contrary contained in this Article IV, in the event that any covenant contained herein (other than Section 4.11) conflicts with, or is more restrictive than, a substantially similar covenant contained in the Note Agreement, then, in such event, the covenant contained in the Note Agreement shall govern and control; provided, however, that the foregoing governance provision shall apply only (a) for so long as the Note Agreement is in effect and (b) with respect to those covenants that relate to Precise and its Subsidiaries (as opposed to those covenants that relate only to the Company).


                                    Article V
                                   Conditions

     The obligations of the Purchaser to effect the transactions contemplated by this Agreement are subject to the following conditions precedent:

     5.01 Opinion. The Purchaser will have received favorable opinions, dated the Closing Date, from Kelley, McCann & Livingstone, general counsel to the Company, and Winston & Strawn, special New York counsel to the Company, covering matters raised by this Agreement, the Shareholder Agreement, and such other matters as the Purchaser or its counsel may reasonably request, and otherwise in form and substance satisfactory to the Purchaser and its counsel.

     5.02 Note Agreement Conditions. All of the conditions precedent to the obligations of the Purchaser under the Note Agreement will have been satisfied in full.

     5.03 Material Change. There will have occurred no material adverse change in the business, prospects, results, operations, or condition, financial or otherwise, of the Company.


     5.04 Shareholder Agreement. The Company and the Shareholder will have entered into the Shareholder Agreement with Purchaser.

     5.05 Representations and Agreements. Each representation and warranty of the Company set forth in this Agreement will be true and correct in all material respects when made and as of the Closing Date, and the Company will have fully performed all its covenants and agreements set forth in this Agreement.

     5.06 Proceedings; Consents. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation of this Agreement, will be satisfactory in form and substance to the Purchaser and its counsel, and the Purchaser and its counsel will have received certificates of compliance and copies (executed or certified as may be appropriate) of all documents, instruments, and agreements that the Purchaser or such counsel may request in connection with the consummation of such transactions. All consents of any Person necessary to the consummation of the transactions contemplated by this Agreement and the Shareholder Agreement will have been received, be in full force and effect, and not be subject to any onerous condition.

                                   Article VI
                                  Miscellaneous

     6.01 Indemnification. In addition to any other rights or remedies to which the Purchaser and the Holders may be entitled, the Company agrees to and will indemnify and hold harmless the Purchaser, the Holders, and their Affiliates and their respective successors, assigns, officers, directors, employees, attorneys and agents (individually and collectively, an "Indemnified Party") from and against any and all losses, claims, obligations, liabilities, deficiencies, diminutions in value, penalties, causes of action, damages, costs, and expenses (including, without limitation, costs of investigation and defense, attorneys' fees, and expenses), including, without limitation, those arising out of the sole or contributory negligence (but excluding those arising out of the gross negligence or willful misconduct of such Indemnified Party) of any Indemnified Party, that the Indemnified Party may suffer, incur, or be responsible for, arising or resulting from any misrepresentation, breach of warranty, or nonfulfillment of any covenant or agreement on the part of the Company under this Agreement, the Shareholder Agreement, or under any other agreement to which the Company is a party in connection with this transaction, or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to the Purchaser or the Holders under this Agreement.

     6.02 Default. It is agreed that a violation by any party of the terms of this Agreement cannot be adequately measured or compensated in money damages, and that any breach or threatened breach of this Agreement by a party to this Agreement would do irreparable injury to the nondefaulting party. It is, therefore, agreed that in the event of any breach or threatened breach by a party to this Agreement of the terms and conditions set forth in this Agreement, the nondefaulting party will be entitled, in addition to any and all other rights and remedies that it may have in law or in equity, to apply for and obtain injunctive relief requiring the defaulting party to be restrained from any such breach or threatened breach or to refrain from a continuation of any actual breach.

     6.03 Integration. This Agreement and the Shareholder Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all previous written, and all previous or contemporaneous oral, negotiations, understandings, arrangements, and agreements. This Agreement may not be amended or supplemented except by a writing signed by Company and each Holder.

     6.04 Headings. The headings in this Agreement are for convenience and reference only and are not part of the substance of this Agreement. References in this Agreement to Sections and Articles are references to the Sections and Articles of this Agreement unless otherwise specified.

     6.05 Severability. The parties to this Agreement expressly agree that it is not the intention of any of them to violate any public policy, statutory or common law rules, regulations, or decisions of any governmental or regulatory body. If any provision of this Agreement is judicially or administratively interpreted or construed as being in violation of any such policy, rule, regulation, or decision, the provision, section, sentence, word, clause, or combination thereof causing such violation will be inoperative (and in lieu thereof there will be inserted such provision, sentence, word, clause, or combination thereof as may be valid and consistent with the intent of the parties under this Agreement) and the remainder of this Agreement, as amended, will remain binding upon the parties, unless the inoperative provision would cause enforcement of the remainder of this Agreement to be inequitable under the circumstances.

     6.06 Notices. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration, or other communication be given to or served upon any of the parties by another, such notice, demand, request, consent, approval, declaration, or other communication will be in writing and will be deemed to have been validly served, given or delivered (and "the date of such notice" or words of similar effect will mean the date) five (5) days after deposit in the United States mails, certified mail, return receipt requested, with proper postage prepaid, or upon receipt thereof (whether by non-certified mail, telecopy, telegram, express delivery, or otherwise), whichever is earlier, and addressed to the party to be notified as follows:

      If to the Purchaser, at:   Address of such Purchaser
                                 beneath the name of such Purchaser on the signature pages of this Agreement

      with courtesy copies to:   Hughes & Luce, L.L.P.
                                 1717 Main Street

                                 Suite 2800
                                 Dallas, Texas 75201
                                 Attn: Larry A. Makel, Esq.
                                 FAX: (214) 939-6100

                                 Willkie Farr & Gallagher
                                 One Citicorp Center
                                 153 East 53rd Street
                                 New York, New York 10022-4677
                                 Attn: William J. Grant, Jr.
                                 FAX: (212) 821-8111

      If to the Company, at:     Precise Holding Corporation
                                 c/o Mentmore Holdings Corporation
                                 1430 Broadway, 13th Floor
                                 New York, New York 10018-3308
                                 Attn: William L. Remley
                                 FAX: (212) 391-1393

      with courtesy copies to:   Richard C. Hoffman, P.C.
                                 1430 Broadway, 13th Floor
                                 New York, New York 10018-3308
                                 FAX: (212) 391-1393

                                 Kelley, McCann & Livingstone
                                 200 Public Square, 35th Floor
                                 BP America Building
                                 Cleveland, Ohio 44114-2302
                                 Attn: Michael D. Schenker
                                 FAX: (216) 241-3707



or to such other address as each party may designate for itself by like notice. Notice to any Holder other than the Purchaser will be delivered as set forth above to the address shown on the stock transfer books of the Company or the Warrant Register unless such Holder has advised the Company in writing of a different address to which notices are to be sent under this Agreement.

     Failure or delay in delivering courtesy copies of any notice, demand, request, consent, approval, declaration, or other communication to the persons designated above to receive copies of the actual notice will in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration, or other communication.

     No notice, demand, request, consent, approval, declaration or other communication will be deemed to have been given or received unless and until it sets forth all items of information required to be set forth therein pursuant to the terms of this Agreement.


     6.07 Successors. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and assigns.

     6.08 Remedies. The failure of any party to enforce any right or remedy under this Agreement, or promptly to enforce any such right or remedy, will not constitute a waiver thereof, nor give rise to any estoppel against such party, nor excuse any other party from its obligations under this Agreement. Any waiver of any such right or remedy by any party must be in writing and signed by the party against which such waiver is sought to be enforced.

     6.09 Survival. All warranties, representations, and covenants made by any party in this Agreement or in any certificate or other instrument delivered by such party or on its behalf under this Agreement will be considered to have been relied upon by the party to which it is delivered and will survive the Closing Date, regardless of any investigation made by such party or on its behalf. All statements in any such certificate or other instrument will constitute warranties and representations under this Agreement.

     6.10 Fees. Any and all fees, costs, and expenses, of whatever kind and nature, including attorneys' fees and expenses, incurred by the Holders in connection with the defense or prosecution of any actions or proceedings arising out of or in connection with this Agreement will be borne and paid by the Company within ten (10) days of demand by the Holders.

     6.11 Counterparts. This Agreement may be executed in any number of counterparts, which will individually and collectively constitute one agreement.

     6.12 Other Business. It is understood and accepted that the Purchaser, the Holders, and their Affiliates have interests in other business ventures that may be in conflict with the activities of the Company and that nothing in this Agreement will limit the current or future business activities of such parties whether or not such activities are competitive with those of the Company. The Company agrees that all business opportunities in any field substantially related to the business of custom injection molding of plastic products will be pursued exclusively through the Company.

     6.13 CHOICE OF LAW. THIS AGREEMENT HAS BEEN EXECUTED, DELIVERED, AND ACCEPTED BY THE PARTIES IN NEW YORK, NEW YORK, WILL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK, AND WILL BE INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES APPLICABLE THERETO AND THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AN AGREEMENT EXECUTED, DELIVERED AND PERFORMED THEREIN WITHOUT GIVING EFFECT TO THE CHOICE-OF-LAW RULES THEREOF OR ANY OTHER PRINCIPLE THAT COULD REQUIRE THE APPLICATION OF THE SUBSTANTIVE LAW OF ANY OTHER JURISDICTION.

     6.14 Duties Among Holders. Each Holder agrees that no other Holder will by virtue of this Agreement be under any fiduciary or other duty to give or withhold any consent or approval under this Agreement or to take any other action or omit to take any action under this Agreement, and that each other Holder may act or refrain from acting under this Agreement as such other Holder may, in its discretion, elect.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                 COMPANY:

                                 PRECISE HOLDING CORPORATION

                                 By: /s/ William L. Remley
                                     ---------------------------------
                                     William L. Remley, President


                                 PURCHASER:

                                 JOHN HANCOCK MUTUAL LIFE
                                   INSURANCE COMPANY

                                 By: /s/ Sandeep Alva
                                     ---------------------------------
                                     Sandeep Alva, Senior Investment
                                       Officer

                                 John Hancock Tower
                                 200 Clarendon Street
                                 Boston, Massachusetts 02117

                                 Attn: Mr. Sandeep Alva
                                 Fax:  (617)572-1606

                                 Number of Warrant Shares: 570
                                 Purchase Price: $5.70

                                     ---------------------------------

                                 RICE PARTNERS II, L.P.


                                 By: Rice Capital Group IV, L.P.,

                                     its general partner

                                 By: RMC Fund Management, L.P., its
                                     general partner

                                     By: Rice Mezzanine Corporation,
                                         its general partner


                                             By: /s/ James P. Wilson
                                                 ---------------------
                                                 James P. Wilson
                                                 Vice President


                                     5847 San Felipe
                                     Suite 4350
                                     Houston, Texas 77057
                                     Attn: James P. Wilson
                                     Fax: (713)783-9750

                                     Number of Warrant Shares: 570
                                     Purchase Price: $5.70